EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Contact:
Raymond Kunzmann
Chief Financial Officer
LeCroy Corporation
Tel:  845-425-2000

            LeCROY CORPORATION REPORTS HIGHER-THAN-EXPECTED OPERATING
                        MARGINS AND STRONG ORDER GROWTH

                Improved Operational Efficiencies Lead to Highest
                       Gross Margins in Past Six Quarters

CHESTNUT RIDGE, NY, JANUARY 16, 2003 - LeCroy Corporation (Nasdaq: LCRY), a major supplier of high-performance digital oscilloscopes, today announced financial results for the second quarter of fiscal 2003 ended December 31, 2002.

In the second quarter of fiscal 2003, LeCroy reported revenues of $26.6 million and pro forma operating income of $200,000, before a $2.3 million charge to write down impaired intangible assets. This compares with revenues of $28.4 million and pro forma operating income of $400,000 in the second quarter of fiscal 2002, before charges of $3.6 million for excess and obsolete inventory and $1.9 million for severance. The second quarter impaired intangible asset charge reflects the Company's strategic decision to exit certain product lines and further refine its manufacturing strategy. Pro forma operating income for the second quarter before this charge exceeded the Company's previous guidance of an operating loss ranging from ($300,000) to ($600,000).

Pro forma net income in the second quarter of 2003, before the impaired intangible asset charge, was $100,000, or ($0.04) per diluted common share, including preferred charges. Pro forma net income in the second quarter of fiscal 2002, before the excess and obsolete inventory and severance charges, was $300,000, or ($0.02) per diluted common share, including preferred charges. Including all charges, LeCroy reported a net loss of ($1.3) million, or ($0.18) per diluted common share, including preferred charges, in the second quarter of fiscal 2003 compared to a net loss of ($3.2) million, or ($0.36) per diluted common share, including preferred charges, in the second quarter of fiscal 2002.

COMMENTS ON THE SECOND QUARTER

"We are very satisfied with LeCroy's performance for the second quarter," stated President and Chief Executive Officer Tom Reslewic. "During the quarter, we launched the world's highest-performance serial data analyzing oscilloscope, gained share by growing our orders 11% year-over-year, and increased gross margins to more than 52% (on a pro forma basis) by improving operational efficiencies. We also reduced inventories from last quarter -- even while ramping up to support product launches. In addition, we controlled expenses and generated operating margins in excess of our initial projections."

"Orders for our new Serial Data Analyzer (SDA) exceeded initial expectations, our high-end WaveMaster oscilloscopes continued to perform very well in the market and sales of our low-end WaveRunner oscilloscopes were even greater than we had anticipated," added Reslewic. "This month, we are launching our new WavePro 7000 product line with WaveMaster-based silicon germanium (SiGe) hardware and our unique MAUI operating system. With this launch, our industry-leading and award-winning scope technology now will be available on all mid- and high-end LeCroy oscilloscopes."

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LECROY REPORTS SECOND-QUARTER RESULTS / 2

"Driven by sales of the WaveMaster oscilloscopes and the Serial Data Analyzers, orders from the Computer and Semi-conductor segment increased for the fifth consecutive quarter to 26% of product orders. Data Storage, Military/Avionics, and University/Research each contributed approximately 15% of product sales. Second-quarter fiscal 2003 orders grew more than 11% from the second quarter a year ago. In terms of geography, year-over-year the US market grew by more than 40%, Asia-Pacific region grew by approximately 9% and Europe declined by 5%," continued Reslewic.

SIX-MONTH RESULTS

For the six months ended December 31, 2002, LeCroy reported revenues of $51.6 million and pro forma operating income of $200,000, before charges of $2.6 million for severance and $2.3 million for impaired intangible assets. This compares with revenues of $59.1 million and pro forma operating income of $2.4 million for the six months ended December 31, 2001, before charges of $3.6 million for excess and obsolete inventory and $1.9 million for severance. Pro forma net income before the charges noted above was break even, or ($0.09) loss per diluted common share, including preferred charges, for the six months ended December 31, 2002, compared to $2.1 million, or $0.11 per diluted common share, including preferred charges, for the six month period of fiscal 2002. Including all charges, net loss was ($3.1) million for the six-month period ended December 31, 2002, or ($0.40) per diluted common share, including preferred charges, compared to ($1.4) million, or ($0.23) per diluted common share, including preferred charges, for the six-month period ended December 31, 2001.

GAAP TO PRO FORMA RECONCILIATIONS

The following tables reconcile pro forma operating income (loss) and net income
(loss) to those reported under Generally Accepted Accounting Principles for the three- and six- month periods ended December 31, 2002 and 2001.

                                                  Q2             Q2           YTD            YTD
     $ in millions                              FY2003         FY2002        FY2003         FY2002
                                                ------         ------        ------         ------
     GAAP operating loss                         ($2.1)        ($5.1)        ($4.7)         ($3.1)
     Add back charges for:
       Excess & obsolete inventory                 -             3.6           -              3.6
       Impaired intangible assets                  2.3           -             2.3            -
       Severance                                   -             1.9           2.6            1.9
                                              ----------------------------------------------------------
     Pro forma operating income                   $0.2          $0.4          $0.2           $2.4
                                              ==========================================================


                                                  Q2             Q2            YTD            YTD
     $ in millions, except EPS                  FY2003         FY2002        FY2003          FY2002
                                                ------         ------        ------          ------
     GAAP net loss                               ($1.3)        ($3.2)         ($3.1)         ($1.4)
     Add back charges, net of tax, for:
       Excess & obsolete inventory                 -             2.3            -              2.3
       Impaired intangible assets                  1.4           -              1.4            -
       Severance                                   -             1.2            1.7            1.2
                                              ----------------------------------------------------------
     Pro forma net income                         $0.1          $0.3           $0.0           $2.1
                                              ==========================================================

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LECROY REPORTS SECOND-QUARTER RESULTS / 3

                                                  Q2             Q2            YTD            YTD
                                                FY2003         FY2002        FY2003          FY2002
                                                ------         ------        ------          ------
     GAAP (loss) per common share
       applicable to common stockholders:
                                                ($0.18)        ($0.36)       ($0.40)         ($0.23)
     Add back charges, net of tax, for:
       Excess & obsolete inventory                 -             0.22           -              0.22
       Impaired intangible assets                 0.14            -             0.14           -
       Severance                                   -             0.12           0.17           0.12
                                              ----------------------------------------------------------
     Pro forma EPS (including
       preferred stock charges)                 ($0.04)        ($0.02)        ($0.09)         $0.11
                                              ==========================================================


BUSINESS OUTLOOK

"Looking ahead, we are inspired by the possibilities presented by our new products," continued Reslewic. "We have invested heavily in R&D throughout the technology recession and we are anticipating what we see as the most exciting year for new product launches in LeCroy's history. Now, with a reorganized sales force, we have the infrastructure to effectively take our products to market. In addition, with our leaner operation and new process efficiencies, we can keep fixed costs at a level that will allow us to generate profits on lower volumes than ever before. With the right products, people and processes, LeCroy is very well positioned as we enter calendar 2003."

"The one missing element that we need in order to truly capitalize on our opportunities is brand awareness, particularly in the US market," explained Reslewic. "Therefore, we plan to make a significant investment in promoting LeCroy's superior products in the US market during the next 9-12 months. We believe this strategy will result in increasing LeCroy's US business as a percentage of our total business and accelerate the improvement of our gross margins."

"Our current structure allows us to achieve break-even operating margins on approximately $26 million in sales. We anticipate third-quarter fiscal 2003 year-over-year growth of approximately 13% to result in revenues in the range of $26.5 million and $27.5 million. We plan to invest an additional $500,000 in the third quarter to launch LeCroy's new WavePro oscilloscopes and to initiate a significant one-year advertising and promotion program in the US market. Consequently, we expect to report operating income between a loss of ($200,000) and operating income of $200,000 in the third quarter of fiscal 2003," concluded Reslewic.

As referred in the Company's press release dated January 10, 2003, LeCroy management will host a live web cast of its quarterly conference call today at 10:00 a.m. ET. A live broadcast will be available on the Company's Web site at www.lecroy.com.

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LECROY REPORTS SECOND-QUARTER RESULTS / 4

ABOUT LECROY CORPORATION

LeCroy Corporation, headquartered in Chestnut Ridge, New York, develops, manufactures and markets electronic signal acquisition and analysis products and services. The Company leverages its core competency of "WaveShape Analysis," the analysis of complex electronic signals. Today, its primary products are high-performance digital oscilloscopes, which are used by design engineers and researchers in a broad range of industries, including electronics, computers and communications.

SAFE HARBOR

This release may contain forward-looking statements pertaining to the Company's financial guidance for the third-quarter of fiscal 2003, the Company's success in selling its new Serial Data Analyzers, the launch of the Company's new WavePro 7000 line and the success of that product line, the Company's long-term growth, the success of the Company's restructuring efforts, the Company's planned investments in an Advertising and Promotion program, as well as other estimates relating to future operations. All such forward-looking statements are only estimates of future results, and there can be no assurance that actual results will not materially differ from expectations. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties including, without limitation, volume and timing of orders received, changes in the mix of products sold, competitive pricing pressure, the Company's ability to anticipate changes in the market, the availability and timing of funding for the Company's current products and the development of future products. Further information on potential factors that could affect LeCroy Corporation's business is described in the Company's reports on file with the SEC.

Financial Statements Follow . . .

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LECROY REPORTS SECOND-QUARTER RESULTS / 5

                                                       LECROY CORPORATION
                                         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                        Three months ended                  Six months ended
                                                                           December 31,                       December 31,
In thousands, except per share data                                    2002            2001               2002            2001
-----------------------------------------------------------------------------------------------------------------------------------
                                                                    (Unaudited)   (Unaudited)         (Unaudited)     (Unaudited)

Revenues:
    Digital oscilloscopes and related products                     $     24,382   $    25,884        $     46,855    $     53,480
    High-energy physics products                                              -           293                   -           1,388
    Service and other                                                     2,255         2,196               4,773           4,270
                                                                   ------------   -----------        ------------    ------------
        Total revenues                                                   26,637        28,373              51,628          59,138

Cost of sales (included in Q2 of FY`03 is $2.3 million of
     asset impairment charges, and in Q2 of FY`02 is $3.6
     million of inventory charges; included
     in the six months of FY`03 is $2.3 million of assets
     impairment charges and $0.2 million of severance, and
     in the six months of FY`02 is $3.6
     million of inventory charges)                                       15,007        18,366              27,511          33,109
                                                                   ------------   -----------        ------------    ------------
            Gross profit                                                 11,630        10,007              24,117          26,029

Operating expenses:
    Selling, general and administrative (included in Q2 of
     FY`02 is $1.9 million of severance; included in the six
     months of FY`03 and FY`02 is $2.4 million
     and $1.9 million of severance, respectively)                         9,694        11,586              20,792          21,465
    Research and development                                              4,027         3,533               8,017           7,615
                                                                   ------------   -----------        ------------    ------------
        Total operating expenses                                         13,721        15,119              28,809          29,080

Operating (loss)                                                         (2,091)       (5,112)             (4,692)         (3,051)

    Other (expense) income, net                                             (47)          (19)               (151)            252
                                                                   ------------   -----------        ------------    ------------
(Loss) before income taxes                                               (2,138)       (5,131)             (4,843)         (2,799)

    Benefit from income taxes                                               791         1,921               1,792           1,435
                                                                   ------------   -----------        ------------    ------------

Net (loss)                                                               (1,347)       (3,210)             (3,051)         (1,364)

Charges related to convertible preferred stock                              517           468               1,032             935
                                                                   ------------   -----------        ------------    ------------
Net (loss) applicable to common stockholders                       $     (1,864)   $   (3,678)        $    (4,083)    $    (2,299)
                                                                   ============   ===========        ============    ============


(Loss) per common share applicable to common stockholders:

      Basic                                                        $     (0.18)   $    (0.36)        $     (0.40)    $     (0.23)
      Diluted                                                      $     (0.18)   $    (0.36)        $     (0.40)    $     (0.23)


Weighted average number of common shares:

      Basic                                                             10,340        10,216              10,332           9,850
      Diluted                                                           10,340        10,216              10,332           9,850


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LECROY REPORTS SECOND-QUARTER RESULTS / 6


                                                   LECROY CORPORATION
                                          CONDENSED CONSOLIDATED BALANCE SHEETS

----------------------------------------------------------------------------------------------------------------------------
                                                                                        December 31,           June 30,
In thousands                                                                                2002                 2002
----------------------------------------------------------------------------------------------------------------------------
                                                                                        (Unaudited)

                                       ASSETS

Current assets:
      Cash and cash equivalents                                                       $       27,873       $       27,322
      Accounts receivable, net                                                                21,442               24,096
      Inventories, net                                                                        23,655               28,108
      Other current assets                                                                     8,322               11,657
                                                                                      --------------       --------------
          Total current assets                                                                81,292               91,183

Property and equipment, net                                                                   20,775               21,354
Other assets                                                                                  19,092               14,454
                                                                                      --------------       --------------

TOTAL ASSETS                                                                          $      121,159       $      126,991
                                                                                      ==============       ==============

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

      Accounts payable                                                                $        9,801       $       12,971
      Accrued expenses and other liabilities                                                  14,414               14,947
                                                                                      --------------       --------------
          Total current liabilities                                                           24,215               27,918

Deferred revenue and other non-current liabilities                                             4,046                4,302

Redeemable convertible preferred stock                                                        14,298               13,266

Stockholders' equity                                                                          78,600               81,505
                                                                                      --------------       --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                            $      121,159       $      126,991
                                                                                      ==============       ==============






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